U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A1

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 28, 2008

COMMERCE HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52564	51-0588752
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer ID No.)

10 Universal City Plaza, Suite 1950

Universal City, California 91608

(Address of principal executive offices)

1-800 218-5520

(Issuer’s Telephone Number)

3701 Sacramento Street, #104

San Francisco, CA 94118

(Former Address)

Item 4.01 Change in Registrant’s Certifying Accountant

          On October 28, 2008, the firm of Stan J.H. Lee, CPA (“Lee”), our independent accountant during the period from March 7, 2007 through September 17, 2007, was dismissed. Our Board of Directors authorized this action. Lee had audited our financial statements for the fiscal years ended December 31, 2006 and 2005 and reviewed our financial statements for the periods ended March 31, 2007 and June 30, 2007. Our financial statements for the period ended September 30, 2007 as contained in our Form 10-QSB filed November 19, 2007, were not reviewed by an independent accountant.

In connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2006 and 2005, and for the fiscal year ended December 31, 2007 and for the interim periods through October 28, 2008, there were no disagreements with Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Lee, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

The audit report of Lee on our financial statements as of and for the years ended December 31, 2006 and 2005, did contain an explanatory paragraph, that although Lee prepared the financial statements assuming that we will continue as a going concern, our results of operations for the years then ended raise substantial doubt about our ability to continue as a going concern. The audit report did not contain any other adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

          We requested that Lee furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of said letter is attached to this report as Exhibit 16.2.

          On October 28, 2008, we retained the firm of Ronald C. Chadwick, P.C. (“Chadwick”) as our independent accountant, to audit our financial statement for our fiscal year ended December 31, 2007, include such report as part of our annual report on Form 10-K for our fiscal year ended December 31, 2007, and to review our financial statements contained in our quarterly report on Form 10-QSB for the quarter ended September 30, 2007, as amended. There were no consultations between us and Chadwick prior to their appointment.

Item 9.01. Exhibits.

Number	Exhibit

16.2	Letter from Stan J.H. Lee, CPA

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2008

COMMERCE HOLDINGS, INC.

(Registrant)

By:s/Gary Clark___________________________

Gary Clark, Chief Executive Officer